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                                                                    EXHIBIT 11.1

                       Computations of Net Loss Per Share

         The following table sets forth the computation of basic and diluted loss per share as calculated in accordance with FASB 128.



                                                            THREE MONTHS ENDED JUNE 30,          SIX MONTHS ENDED JUNE 30,
                                                          --------------------------------    --------------------------------
                                                               2001              2000              2001              2000
                                                          --------------    --------------    --------------    --------------
Numerator:
    Numerator for basic and diluted loss per share
  NET LOSS                                                $   (1,824,380)   $   (2,974,983)   $   (3,695,321)   $   (7,200,073)
                                                          ==============    ==============    ==============    ==============

Denominator:
    Denominator for basic loss per share
    Weighted average shares                                   98,095,728        79,922,566        92,951,533        77,394,364


  Effect of dilutive securities:
    Stock options and warrants                                        --                --                --                --


   Dilutive potential common shares                                   --                --                --                --
                                                          --------------    --------------    --------------    --------------

  Denominator for diluted earnings per share
    Adjusted weighted average shares and assumed
      conversions                                             98,095,728        79,922,566        92,951,533        77,394,364
                                                          ==============    ==============    ==============    ==============
BASIC LOSS PER SHARE                                      $        (0.02)   $        (0.04)   $        (0.04)   $        (0.09)
                                                          ==============    ==============    ==============    ==============
DILUTED LOSS PER SHARE                                    $        (0.02)   $        (0.04)   $        (0.04)   $        (0.09)
                                                          ==============    ==============    ==============    ==============



         Because MigraTEC incurred a net loss for the six months ended June 30, 2001 and 2000, there were no adjustments for potentially dilutive securities as the adjustments would have been anti-dilutive.





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